UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2009

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 500

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 22, 2009, Crown Castle International Corp. (“Company”) entered into an underwriting agreement (“Underwriting Agreement”) with Morgan Stanley & Co. Incorporated and Banc of America Securities LLC, as representatives for the underwriters (collectively, “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters an aggregate of $900 million of the Company’s 9.00% Senior Notes due 2015 in a registered public offering (“Offering”) pursuant to the Company’s shelf registration statement (“Registration Statement”) on Form S-3 filed on January 16, 2009 (File No. 333-156781). The Company is filing the Underwriting Agreement as Exhibit 10.1 to this report. By the filing of this report, the Company is causing this exhibit to be incorporated by reference herein and into the Registration Statement.

ITEM 8.01 – OTHER EVENTS

On January 22, 2009, the Company issued a press release announcing the commencement of the Offering. A copy of the press release is attached as Exhibit 99.1 to this report.

On January 22, 2009, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this report.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Underwriting Agreement dated January 22, 2009, between Crown Castle International Corp. and Morgan Stanley & Co. Incorporated and Banc of America Securities LLC, as representatives for the underwriters.

99.1	Press Release dated January 22, 2009.

99.2	Press Release dated January 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.
Date: January 23, 2009
	By:	/s/ E. Blake Hawk
	Name:	E. Blake Hawk
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Underwriting Agreement dated January 22, 2009, between Crown Castle International Corp. and Morgan Stanley & Co. Incorporated and Banc of America Securities LLC, as representatives for the underwriters.

99.1	Press Release dated January 22, 2009.

99.2	Press Release dated January 22, 2009.

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